UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under to §240.14a-12

UCP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UCP, INC.

99 Almaden Boulevard, Suite 400

San Jose, California 95113

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2014

Dear Fellow Stockholders:

We are pleased to invite you to the Annual Meeting of Stockholders of UCP, Inc., to be held on Tuesday, May 13, 2014, at 9:30 a.m. local time, at the Fairmont San Jose Hotel, 170 South Market Street, San Jose, California 95113, for the following purposes:

1.	To elect the two Class I director nominees named in this proxy statement for a term expiring at the 2017 Annual Meeting of Stockholders;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.	To approve the performance measures included in the UCP, Inc. 2013 Long-Term Incentive Plan;

4.	To approve the UCP, Inc. 2014 Short-Term Incentive Plan; and

5.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Holders of record of our Class A Common Stock and Class B Common Stock at the close of business on March 18, 2014 are entitled to notice of, and to vote at, the Annual Meeting. Stockholders of record may vote their shares by telephone, via the Internet, by signing, dating and mailing a completed proxy card in a postage prepaid envelope, by delivering a completed proxy card at the Annual Meeting or by voting in person at the Annual Meeting. Instructions regarding all methods of voting are contained on the proxy card that is included with the proxy statement. If your shares of our Class A Common Stock or Class B Common Stock are held through a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet proxies will depend on their voting procedures.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR VIA THE INTERNET OR, IF YOU PREFER, MARK, SIGN AND DATE A PROXY CARD AND RETURN IT IN A POSTAGE PREPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

By Order of the Board of Directors,

W. Allen Bennett
Vice President and General Counsel

April 2, 2014

Important Notice Regarding Internet Availability of Proxy Materials for the 2014 Annual Meeting to Be Held on May 13, 2014

Our proxy materials relating to our 2014 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

UCP, INC.

99 Almaden Boulevard, Suite 400

San Jose, California 95113

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2014

We are pleased to invite you to the Annual Meeting of Stockholders of UCP, Inc., to be held on Tuesday, May 13, 2014, at 9:30 a.m. local time, at the Fairmont San Jose Hotel, 170 South Market Street, San Jose, California 95113. This will be our first annual meeting of stockholders following the initial public offering of 7,750,000 shares of our Class A Common Stock (as such term is defined below), which was completed on July 23, 2013 (our “Initial Public Offering”). More information about our Initial Public Offering can be found in our Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on July 17, 2013.

INFORMATION CONCERNING SOLICITATION AND VOTING

These proxy materials are first being distributed on or about April 2, 2014 to stockholders of UCP, Inc., which is sometimes referred to in this proxy statement as “we,” “us,” “our,” “UCP” or the “Company,” in connection with the solicitation by our board of directors (our “Board of Directors” or “Board”) on behalf of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 2014, at 9:30 a.m. local time, at the Fairmont San Jose Hotel, 170 South Market Street, San Jose, California 95113, and any postponement or adjournment thereof.

Matters to be Considered

At the Annual Meeting of Stockholders, stockholders will be asked to vote (i) to elect the two Class I director nominees named in this proxy statement for a term expiring at the 2017 Annual Meeting of Stockholders, (ii) to ratify the selection of our independent registered public accounting firm, (iii) to approve the performance measures included in the UCP, Inc. 2013 Long-Term Incentive Plan and (iv) to approve the UCP, Inc. 2014 Short-Term Incentive Plan. See the sections entitled “PROPOSAL 1—ELECTION OF DIRECTORS,” “PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,” “PROPOSAL 3—APPROVAL OF PERFORMANCE MEASURES INCLUDED IN THE UCP, INC. 2013 LONG-TERM INCENTIVE PLAN” and “PROPOSAL 4—APPROVAL OF THE UCP, INC. 2014 SHORT-TERM INCENTIVE PLAN.” The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

The Company has two classes of voting stock issued and outstanding, its Class A common stock, par value $0.01 per share (our “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (our “Class B Common Stock” and, together with our Class A Common Stock, our “Common Stock”), which generally vote together as a single class on all matters presented to our stockholders for their vote or approval. Holders of our Common Stock as of the close of business on the record date, which was March 18, 2014, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. As of March 18, 2014, there were 7,835,662 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, consisting of 7,835,562 shares of our Class A Common Stock and 100 shares of our Class B Common Stock. Each share of our Class A Common Stock will be entitled to one vote at the Annual Meeting and each share of our Class B Common Stock will be entitled to, without regard to the number of shares of our Class B Common Stock held by the holder of such share, a number of votes equal to the number of UCP, LLC Series A units held by such holder.

Information About This Proxy Statement

Why you received these proxy materials. You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. If you own shares of our Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of proxy materials.

Householding. The rules of the SEC permit us to deliver a single set of proxy materials to an address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one such set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate sets of proxy materials, please contact the Company by telephone at (408) 207-9499 or in writing at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials or proxy materials for your household, please contact the Company at the above phone number or address.

Voting by and Revocation of Proxies

Stockholders of record are requested to vote in one of four ways:

•	By telephone—You may use the toll-free telephone number shown on your proxy card;

•	Via the Internet—You may visit the Internet website indicated on your proxy card and follow the on-screen instructions;

•	By mail—You may date, sign and promptly return a proxy card by mail in a postage prepaid envelope; or

•	In person—You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephonic and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card.

If a stockholder does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our Common Stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal. In addition, if any other matter is properly presented at the 2014 Annual Meeting of Stockholders, the persons named in the accompanying proxy card will have discretion to vote in their best judgment on such matter.

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company’s Corporate Secretary at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet), or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held through a bank, broker, fiduciary or custodian, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institutions’ voting procedures.

Quorum

The presence in person or by proxy at the Annual Meeting of Stockholders of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding classes of stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (as such term is described below) will be counted toward the establishment of a quorum.

Required Votes

Proposal 1: Election of the nominees named in this proxy statement as Class I directors. A plurality of the votes cast in the election of directors is required to elect each of the two nominees named herein as a Class I director. This means that the nominee receiving the highest number of votes for a particular seat at the Annual Meeting of Stockholders will be elected to that seat, even if those votes do not constitute a majority of the votes cast for the seat. Abstentions and broker non-votes will not impact the election of the nominee.

Proposal 2: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. The vote of the holders of stock having a majority of the votes which could be cast by the holders of all classes of stock entitled to vote thereon which are present in person or by proxy at the meeting is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2014. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to this proposal.

Proposal 3: Approval of the performance measures included in the UCP, Inc. 2013 Long-Term Incentive Plan. The vote of the holders of stock having a majority of the votes which could be cast by the holders of all classes of stock entitled to vote thereon which are present in person or by proxy at the meeting is required to approve the performance measures included in the UCP, Inc. 2013 Long-Term Incentive Plan. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on this proposal and will therefore have no effect on the outcome of the proposal.

Proposal 4: Approval of the UCP, Inc. 2014 Short-Term Incentive Plan. The vote of the holders of stock having a majority of the votes which could be cast by the holders of all classes of stock entitled to vote thereon which are present in person or by proxy at the meeting is required to approve the UCP, Inc. 2014 Short-Term Incentive Plan. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on this proposal and will therefore have no effect on the outcome of the proposal.

Other Matters. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the meeting, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on the ratification of the appointment of Deloitte & Touche LLP, but will not be permitted to vote your shares on any of the other items. If you do not provide voting instructions on these items, including the election of the nominees named herein as directors, the shares will be considered “broker non-votes” with respect to such item.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of our Common Stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

Independent Registered Public Accounting Firm

We have been advised that a representative of Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2013, will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Explanatory Note Regarding Our Status as an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting in our Annual Report to stockholders on Form 10-K pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 or hold an advisory stockholder vote to approve the compensation of our named executive officers. In addition, because we are an emerging growth company, we are not required to include a compensation discussion and analysis section in this proxy statement.

We could be an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of our Initial Public Offering; (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors currently consists of six directors: Mr. Michael C. Cortney, Mr. Dustin L. Bogue, Mr. John R. Hart, Mr. Peter H. Lori, Ms. Kathleen R. Wade and Mr. Maxim C. W. Webb. In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors—Class I, Class II and Class III—with staggered three-year terms. The terms of Mr. Hart and Ms. Wade expire on the date of the 2014 Annual Meeting of Stockholders, subject to the election and qualification of their successors.

In connection with our Initial Public Offering, we entered into an Investor Rights Agreement, dated as of July 23, 2013 (the “Investor Rights Agreement”), with one of our stockholders, PICO Holdings, Inc. (“PICO”), pursuant to which PICO has the right to nominate one individual for election to the Board for as long as it owns at least 10%, but less than 25%, of the voting power of the Company’s outstanding Common Stock and two individuals for election to the Board for as long as it owns at least 25% of the voting power of the Company’s outstanding Common Stock, in each case excluding shares of our Common Stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares. However, PICO is not entitled to nominate individuals for election to the Board if their election would result in PICO’s nominees comprising more than one of our directors for as long as it owns at least 10%, but less than 25%, of the voting power of the Company’s outstanding Common Stock and two of our directors for as long as it owns at least 25% of the voting power of the Company’s outstanding Common Stock. See the section entitled “CORPORATE GOVERNANCE—Compensation Committee Interlocks, Insider Participation and Related Person Transactions—Related Person Transactions—Agreements Related to Our Initial Public Offering—Investor Rights Agreement.”

Nominees for Election to the Board of Directors

The two Class I director nominees listed below—Mr. Hart and Ms. Wade—are currently directors of the Company. Mr. Hart has been nominated for election by PICO pursuant to its rights under the Investor Rights Agreement. Ms. Wade began serving as a director in April 2014, after being identified as a potential candidate by our Chairman, Mr. Cortney, and, following an evaluation and recommendation by the Nominating and Corporate Governance Committee, being elected by the Board of Directors. The following biographies describe the business experience of each of the Class I director nominees. Following the biographical information for the director nominees, we have listed specific qualifications that the Board considered in determining whether to recommend that the directors be nominated for election at the 2014 Annual Meeting.

If elected, each of the two Class I director nominees is expected to serve for a term expiring at the Annual Meeting of Stockholders in 2017 and until his or her successor has been elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence any the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board may nominate.

The Board of Directors recommends a vote FOR the following nominees for election as Class I directors.

Name and present position, if any, with the Company	Age, period served as a director and other business experience

John R. Hart

Mr. Hart, 54, has served as a director since our incorporation in May 2013. He is a Class I director whose current term expires in 2014. Prior to our incorporation, Mr. Hart served as the Chairman of the board of managers of UCP, LLC, which is now our subsidiary, since October 2007. Currently, Mr. Hart is the President and Chief Executive Officer and a member of the board of directors of PICO, which is a publicly-traded diversified holding company that has primary operations in water resources and storage, real estate and agribusiness and is the majority stockholder of the Company. He has held these positions since 1996. He also serves various subsidiaries of PICO in various capacities, including: as Chairman since 1997, as director since 1995 and Chief Executive Officer since 1998 of Vidler Water Company, Inc. and as director and Chief Executive Officer since 2010 of PICO Northstar, LLC. He has also previously served various subsidiaries of PICO in the following capacities, among others: as director from 1993 to 2012 and President and Chief Executive Officer from 1996 to 2012 of Physicians Insurance Company of Ohio; as director from 1996 to 2012 of Citation Insurance Company; and as director from 1997 to 2006 of HyperFeed Technologies, Inc. Mr. Hart additionally served as a director of Spigit, Inc. until September 2013. Mr. Hart received a B.A. in Economics from Pomona College.

As a result of these and other professional experiences, Mr. Hart possesses the ability to provide valuable insight and make key contributions to the Board in reviewing our strategic and financial plans and strengthens the Board’s collective qualifications, skills and experience.

Kathleen R. Wade

Ms. Wade, 60, has served as a director since April 2014. She is a Class I director whose current term expires in 2014. Currently, Ms. Wade is a private investor. Previously, she held positions at Standard Pacific Homes (“Standard Pacific”), a publicly-traded national homebuilder, for almost a decade, including as the President of the Southwest and Southeast Regions from 2009 to 2011 and the President of the Southwest Region from 2002 to 2009. In addition, she previously held positions at Standard Pacific of Arizona as the Chief Executive Officer from 2000 to 2002 and as the President from 1998 to 2000. Prior to joining Standard Pacific, Ms. Wade served as the President of the Arizona Division of UDC Homes, Inc., a homebuilder, from 1996 to 1998 and as a Co-Chief Executive Officer and director of Continental Homes, Inc., a publicly-traded homebuilder, from 1985 to 1995. Ms. Wade received a B.S. in Accounting from Arizona State University.

Ms. Wade’s significant experience in the homebuilding industry, experience as an executive officer of a publicly-traded company and demonstration of leadership abilities enable her to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

Other Members of the Board of Directors

Set forth below are biographical information and qualifications of the continuing directors who are not nominees for election at this Annual Meeting of Stockholders as their current terms do not expire in 2014. Messrs. Bogue and Lori are Class II directors whose initial terms will expire in 2015 and Messrs. Webb and Cortney are Class III directors whose initial terms will expire in 2016.

Name and present position, if any, with the Company	Age, period served as a director and other business experience

Michael C. Cortney

Mr. Cortney, 66, has served as a director and the Chairman of our Board of Directors since our Initial Public Offering in July 2013. He is a Class III director whose current term expires in 2016. In 2006, Mr. Cortney retired as the President and a member of the board of directors of Standard Pacific, a publicly-traded national homebuilder, which were positions he had held since 2001 and 2000, respectively. He had numerous responsibilities during this period, including over Standard Pacific’s operations in Northern California, Florida, North Carolina and South Carolina and the acquisition of numerous homebuilders. Mr. Cortney initially joined Standard Pacific in 1982 and held various other positions with the company, including Executive Vice President from 1997 to 2001. Prior to joining Standard Pacific, he was employed by the Irvine Company as a Project Engineer and Project Manager, where he assisted in developing 70,000 acres in Orange County, California. Mr. Cortney is a member of the board of directors and the Treasurer of the California Homebuilder Foundation, which manages scholarships and industry research grants. He was commissioned as an officer in the Civil Engineering Corps of the U.S. Navy, where he attained the rank of Commander in the U.S. Navy Reserves. Mr. Cortney received a B.S. in Civil Engineering from the University of New Mexico.

Mr. Cortney’s significant experience in the homebuilding industry, experience as an executive officer and board member of a publicly-traded company and demonstration of leadership abilities enable him to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

Dustin L. Bogue President and Chief Executive Officer

Mr. Bogue, 40, has served as a director and as our President and Chief Executive Officer since our incorporation in May 2013. He is a Class II director whose current term expires in 2015. Since 2004, Mr. Bogue has been principally responsible for developing the strategic direction of the Company and its predecessors and their operations. He was involved with the formation of Union Community Partners, LLC in 2004 and served as the President and Principal Executive Officer of UCP, LLC beginning in 2008. Since 2008, he has overseen the investment and management of over $321.3 million in residential real estate in Northern California and, since 2010, the Puget Sound area of Washington. Previously, from 2001 to 2004, Mr. Bogue was a Vice President of Development and Sales at Landcastle Real Estate, a land brokerage and market analysis firm serving Northern California. From 1999 to 2001, Mr. Bogue served as a Director of Land Acquisitions and Development at Wellington Corporation of Northern California (“Wellington”), a subsidiary of Triple Five National Development Company, during which he managed Wellington’s real estate portfolio in California and was actively involved in the creation of two technology start-ups.

Mr. Bogue’s position as our President and Chief Executive Officer, thorough knowledge of the facets of our business and operations, in-depth experience in the homebuilding business and leadership capabilities enable him to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

Name and present position, if any, with the Company	Age, period served as a director and other business experience
Peter H. Lori

Mr. Lori, 48, has served as a director since our Initial Public Offering in July 2013. He is a Class II director whose current term expires in 2015. Currently, Mr. Lori is the Executive Vice President—Finance and Chief Accounting Officer of Univision Communications Inc. (“Univision”), a media company serving Hispanic America. In these positions, which he has held since 2010, he manages a finance team of approximately 200 individuals and has the opportunity to serve as a member of the Univision Executive Council and Commercial Leadership Team. Previously, from 2005 to 2010, Mr. Lori served as the Senior Vice President—Finance and Chief Accounting Officer of Univision. Prior to joining Univision, from 2002 to 2005, Mr. Lori was an Audit Partner at KPMG LLP, an audit, tax and advisory services firm. From 1987 to 2002, he was employed by Arthur Andersen LLP (“Arthur Andersen”), an audit, tax and advisory services firm. In 1999, he became an Audit Partner at Arthur Andersen, in which capacity he led the delivery of a variety of services to large, multinational companies, as well as small and medium-sized private and publicly-traded companies. Mr. Lori is a Certified Public Accountant in New York and New Jersey (inactive status). Mr. Lori received a B.S. with a concentration in Accounting from Montclair State University.

Mr. Lori’s significant audit experience, experience as an executive officer and demonstrated leadership abilities enable him to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

Maxim C. W. Webb

Mr. Webb, 53, has served as a director since our incorporation in May 2013. He is a Class III director whose current term expires in 2016. Prior to our incorporation, Mr. Webb served as a member of the board of managers of UCP, LLC, which is now our subsidiary, since October 2007. Currently, Mr. Webb is the Executive Vice President, Chief Financial Officer and Treasurer of PICO, which is a publicly-traded diversified holding company that has primary operations in water resources and storage, real estate and agribusiness and is the majority stockholder of the Company. He has held these positions since 2001. Since 2011, he has also served as a member of the board of managers of PICO Northstar Management, LLC and its subsidiaries. Previously, from 1998 to 2001, he served as the Vice President, Investments of PICO. Prior to joining PICO, Mr. Webb worked in a number of corporate finance positions in a wide variety of industries in the United Kingdom, Asia and North America. He is a Trustee of The Bishop’s School in San Diego and has been qualified as a chartered accountant in the United Kingdom. Mr. Webb additionally served as a director of Spigit, Inc. until September 2013. Mr. Webb received a B.Sc. from London University.

Mr. Webb’s publicly-traded company experience, long-held position as a director and manager of the Company and UCP, LLC, respectively, and his familiarity with our business and, in particular, its financial and accounting areas, enable him to make key contributions to the Board and strengthen the Board’s collective qualifications, skills and experience.

CORPORATE GOVERNANCE

Independence of the Board of Directors and Controlled Company Exemptions

Pursuant to our Corporate Governance Guidelines, a copy of which is available on our website at www.unioncommunityllc.com, the Board of Directors is required to affirmatively determine whether each of our directors is independent under the rules of the New York Stock Exchange (the “NYSE”), the principal exchange on which our Class A Common Stock is traded.

During its annual review of director independence, the Board considers all information it deems relevant, including, without limitation, any transactions and relationships between each director or any member of his or her immediate family and the Company or its subsidiaries or affiliates. The purpose of this review is to determine whether any such transaction or relationship constitutes a “material relationship” that would be inconsistent with a determination that a director is independent. The Board prefers to consider all relevant facts and circumstances in making an independence determination, including, without limitation, applicable independence standards promulgated by the NYSE.

As a result of this review, the Board has affirmatively determined that each of Messrs. Cortney and Lori and Ms. Wade are independent directors under the applicable rules of the NYSE.

Because PICO controls a majority of the voting power of our outstanding Common Stock, we are a “controlled company” within the meaning of the rules of the NYSE. Under these rules, a controlled company may elect not to comply with certain corporate governance requirements of the NYSE, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

We utilize certain, but not all, of these exemptions. For example, we do not have a majority of independent directors and our Compensation Committee and Nominating and Corporate Governance Committee do not consist entirely of independent directors. However, such committees have written charters and are subject to annual performance evaluations.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at www.unioncommunityllc.com. Each of the standing committees reports to the Board on a regular basis. The responsibilities, duties and membership of the standing committees are set forth below.

Audit Committee

Our Audit Committee is responsible for, among other matters, overseeing: (i) our financial reporting, auditing and internal control activities; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; (v) the performance of our internal audit function and independent registered public accounting firm; and (vi) our overall risk exposure and management. The duties of the Audit Committee include, among other things:

•	annually reviewing and assessing the adequacy of the charter of the Audit Committee and the performance of the Audit Committee;

•	being responsible for the appointment, retention and termination of our independent registered public accounting firm and determining the compensation of our independent registered public accounting firm;

•	reviewing with our independent registered public accounting firm the plans and results of the audit engagement;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	having sole authority to approve in advance all audit and non-audit services provided to the Company by our independent registered public accounting firm and the fees and terms thereof;

•	reviewing the adequacy of our internal accounting controls;

•	meeting at least quarterly in separate executive sessions with our executive officers, internal audit staff and independent registered public accounting firm; and

•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement.

The current members of the Audit Committee are Messrs. Lori (Chairperson), Cortney and Webb and Ms. Wade. The Board of Directors has determined that Mr. Lori qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

Each of Messrs. Lori and Cortney and Ms. Wade meets the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the rules of the NYSE. We believe that Mr. Webb is not independent for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the rules of the NYSE because of his relationship with PICO. Accordingly, we are relying on the phase-in provisions of Rule 10A-3 of the Exchange Act and the rules of the NYSE and plan to have an audit committee comprised solely of independent directors, as independence is defined for purposes of audit committee service, within one year of our listing. To that end, it is expected that Mr. Webb will cease to be a member of the Audit Committee prior to the first anniversary of our listing.

The Audit Committee met three times in 2013.

Compensation Committee

Our Compensation Committee is responsible for, among other matters:

•	assisting our Board of Directors in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;

•	administering, reviewing and making recommendations to our Board regarding our compensation plans, including the UCP, Inc. 2013 Long-Term Incentive Plan;

•	providing oversight of our management’s decisions regarding the performance, evaluation and compensation of other officers;

•	reviewing our incentive compensation arrangements to confirm that such incentive pay does not encourage unnecessary risk-taking and reviewing and discussing, at least annually, the relationship between risk management policies and practices, business strategy and our executive officers’ compensation; and

•	assisting our management in complying with our proxy statement and annual report disclosure requirements.

Our Compensation Committee plays a leadership role in our processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and reviews, determines and makes a recommendation to the independent directors regarding the Chief Executive Officer’s compensation level based on this evaluation. Similarly, the Compensation Committee annually evaluates the performance of the other executive officers against corporate goals and objectives and reviews, determines and makes a recommendation to the Board regarding these other executive officers’ compensation. The Compensation Committee has the authority to review and recommend the salary, bonus and equity and non-equity incentive compensation of the Company’s executive officers, subject to the approval of the Board.

The Compensation Committee’s determinations and recommendations are developed, where appropriate, with input from the officers and other employees of the Company. The Compensation Committee reviews such recommendations, advice from legal counsel and input from compensation consultants, along with other sources of data, when formulating its recommendations to the Board. The Compensation Committee may form, and delegate authority to, subcommittees when it deems such delegation appropriate to the extent permitted under applicable law. Accordingly, in the first quarter of 2014, the Compensation Committee formed a subcommittee consisting of its members who are independent directors, Messrs. Cortney and Lori (the “Subcommittee”).

To assist it in performing its duties, as noted above, the Compensation Committee has the authority to engage and reasonably compensate outside consulting firms. The Compensation Committee has the authority to replace compensation consultants retained from time to time and to hire additional compensation consultants at any time. The Compensation Committee has retained Steven Hall & Partners (“Steven Hall”) to provide executive compensation consulting services. In connection with our Initial Public Offering, Steven Hall was engaged to assist with developing:

•	a compensation philosophy;

•	a comparator group of companies to be used to assess the Company’s compensation levels and practices;

•	a competitive approach to compensation for the Company’s senior executive officers; and

•	an incentive program design focused on performance metrics that include the short- and long-term business objectives of the Company.

Following our Initial Public Offering, Steven Hall continued to review and provide advice regarding the elements and levels of the Company’s executive compensation for 2013, as well as for 2014 and beyond.

The current members of our Compensation Committee are Messrs. Cortney (Chairperson), Hart and Lori.

The Board has affirmatively determined that each of Messrs. Cortney and Lori meets the definition of an “independent director” under the applicable rules of the SEC and the NYSE. Because we are a “controlled company” within the meaning of the rules of the NYSE, we are not required to have the Compensation Committee consist of all independent directors.

The Compensation Committee met two times in 2013.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters:

•	identifying individuals qualified to become members of our Board of Directors and ensuring that our Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;

•	developing, and recommending to our Board for its approval, qualifications for director candidates and periodically reviewing these qualifications with our Board;

•	reviewing the committee structure of our Board and recommending directors to serve as members or chairpersons of each committee, including reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed;

•	developing, and recommending to our Board, a set of corporate governance guidelines applicable to the Company, and reviewing such guidelines at least annually and recommending changes to our Board for its approval as necessary; and

•	overseeing the annual self-evaluations of our Board and management.

The current members of our Nominating and Corporate Governance Committee are Messrs. Hart (Chairperson), Cortney and Webb.

The Board has affirmatively determined that Mr. Cortney meets the definition of an “independent director” under the applicable rules of the SEC and the NYSE. Because we are a “controlled company” within the meaning of the rules of the NYSE, we are not required to have the Nominating and Corporate Governance Committee consist of all independent directors.

The Nominating and Corporate Governance Committee met two times in 2013.

Criteria for Director Nominees

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider whether candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board. In this respect, the Nominating and Corporate Governance Committee and the Board consider, among other qualifications: (i) whether each candidate has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and (ii) the candidate’s reputation for honesty and ethical conduct in his or her personal and professional activities. The Nominating and Corporate Governance Committee and the Board may consider additional factors, including a candidate’s judgment, skill, objectivity, leadership, integrity, diversity, business or other experience, time availability in light of other commitments and conflicts of interest. Other than the foregoing, there are no minimum criteria for director nominees, and the Nominating and Corporate Governance Committee may consider such other factors and criteria as it may deem appropriate in evaluating a candidate.

The Nominating and Corporate Governance Committee is responsible for ensuring that the Board has the requisite expertise and its membership consists of persons with sufficiently diverse backgrounds. The Nominating and Corporate Governance Committee is also responsible for assessing the appropriate balance of qualifications required of directors and for reviewing these qualifications itself on an annual basis and with the Board periodically.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking and considering potential candidates and recommending qualified candidates to the Board for nomination. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service with that of obtaining a new perspective. If any member of the Board did not wish to continue in service or if the Nominating and Corporate Governance Committee decided not to nominate a member for reelection, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee based on the criteria listed above. Executive search firms may be retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.

Notwithstanding the foregoing, the Investor Rights Agreement provides that PICO has the right to nominate a certain number of individuals for election to the Board. See the section entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders as it deems appropriate. In considering director candidates recommended by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the director candidates. The Nominating and Governance Committee will consider such candidates in the same manner in which it evaluates nominees identified by the Nominating and Governance Committee. Stockholders wishing to recommend persons for consideration by the Nominating and Governance Committee as nominees for election to the Board can do so by writing to the Company’s Corporate Secretary at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113. Recommendations must include the information relating to such candidate that would be required to be disclosed in a proxy statement in accordance with Regulation 14A under the Exchange Act, as well as other information required for nomination of directors by stockholders as provided in our Amended and Restated Bylaws.

In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to the procedures established in our Amended and Restated Bylaws, directly nominate one or more director candidates to stand for election at an annual or special meeting of stockholders. For an annual meeting of stockholders, a stockholder wishing to make such a nomination must deliver or mail a notice of nomination in proper written form to our Corporate Secretary at the principal executive offices of the Company. Such notice of nomination must be received not less than 90 days and not more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting or, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days of the first anniversary of the date of the immediately preceding year’s annual meeting, not earlier than the date which is 120 days before the date of such annual meeting and not later than the later of the date which is 90 days before the date of such annual meeting, as originally convened, or the close of business on the tenth day following the date on which the first public disclosure of the date of such annual meeting was made. The deadline for notice of any stockholder proposal with respect to the 2015 Annual Meeting of Stockholders, which is the same as the deadline for any notice of stockholder nomination, is discussed below in the section entitled “STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING.” For a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice of nomination must be received by our Corporate Secretary at the principal executive offices of the Company in proper written form not later than the close of business on the tenth day following the date on which the first public disclosure of the date of such special meeting was made. In either case, a notice of nomination submitted by a stockholder must include the information concerning the nominating stockholder and the stockholder’s nominee(s) as required by our Amended and Restated Bylaws.

Board of Directors Leadership Structure

Mr. Michael C. Cortney, a non-executive, independent director, serves as the Chairman of our Board of Directors. The Board has determined that having an independent Chairman is in the best interest of the Company’s stockholders at this time. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The independent Chairman role allows our President and Chief Executive Officer to focus on his management responsibilities in continuing to lead the Company through a time of transition following our Initial Public Offering. At the same time, the independent Chairman can focus on the leadership of the Board and the overall strategy of the business. In addition, the independent Chairman presides at executive sessions of the independent directors, without the presence of management, on a regularly scheduled basis.

The Board does not believe that a single leadership structure is right for all companies at all times, however, so the Board will periodically review its leadership structure to determine, based on the circumstances at the time, whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate.

Board of Directors Role in Risk Oversight

One of the key responsibilities of our Board of Directors is overseeing our risk management process. Our Board administers this informed oversight function directly, with support from its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which addresses the risks specific to its respective area of focus. Specifically, the Audit Committee has the responsibility to consider our major financial risk exposures and the steps our management is taking to monitor and control such exposures, including the implementation of guidelines and policies to govern the processes by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to overseeing the performance of our internal audit function. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. The Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee additionally monitors the effectiveness of our Corporate Governance Guidelines, including whether such Corporate Governance Guidelines are successful in preventing illegal or improper liability-creating conduct.

Compensation Risks

The Compensation Committee has reviewed our compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the Company.

Attendance at Meetings

It is our policy that each director is expected to spend the time and effort necessary to properly discharge his or her responsibilities as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

In 2013, the Board held two meetings. All incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods for which he or she has served).

Communications with the Board of Directors

Interested parties, including stockholders, who would like to communicate with the Board of Directors or its committees may do so by writing to them through the Company’s Corporate Secretary by mail at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113. Correspondence may be addressed to the Board, any of its committees, the independent directors as a group or to one or more individual members of the Board at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would be considered improper for submission include, without limitation, solicitations, customer complaints, communications that do not relate directly or indirectly to the Company or the Company’s business and communications that relate to improper or irrelevant topics.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The Code of Business Conduct and Ethics is designed to deter wrongdoing and promote the following, among other matters:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in our communications with and reports to our stockholders, including reports filed with the SEC, and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any substantive amendment to or waiver of the Code of Business Conduct and Ethics particularly applicable to or directed at our directors or executive officers will be disclosed in a Current Report on Form 8-K filed with the SEC within four business days of such action and on the Company’s website for a period of not less than 12 months. A copy of the Code of Business Conduct and Ethics is available on our website at www.unioncommunityllc.com.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines outline, among other matters, the composition and operating principles of our Board and its committees, the working process of our Board and the role of our directors. The Nominating and Corporate Governance Committee is responsible for reviewing our Corporate Governance Guidelines on an annual basis, or more frequently if appropriate, and recommending any proposed changes to the Board for its approval. A copy of our Corporate Governance Guidelines is available on our website at www.unioncommunityllc.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, we believe that all reports required to be filed by our directors, officers and holders of more than 10% of our Common Stock pursuant to Section 16(a) of the Exchange Act during fiscal year 2013 were filed on a timely basis.

Compensation Committee Interlocks, Insider Participation and Related Person Transactions

Compensation Committee Interlocks and Insider Participation

Those directors who were members of our Compensation Committee for some period during 2013 included Messrs. Michael C. Cortney, John R. Hart and Peter H. Lori. No member of the Compensation Committee was, during 2013 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2013, there were no compensation committee interlocks required to be disclosed. Mr. Hart is the President and Chief Executive Officer of PICO, the majority stockholder of the Company, with which the Company was or is party to the arrangements discussed immediately below in the section entitled “—Related Person Transactions.”

Related Person Transactions

Our Initial Public Offering

On July 23, 2013, we completed our Initial Public Offering by issuing 7,750,000 shares of our Class A Common Stock at a price to the public of $15.00 per share. We received net proceeds from our Initial Public Offering of approximately $108.1 million after deducting the underwriting discount, but before other offering expenses. Upon the completion of our Initial Public Offering, we used the proceeds to purchase UCP, LLC Series B units representing a 42.3% economic interest in UCP, LLC for an aggregate purchase price of approximately $105.5 million from UCP, LLC. PICO, which is the majority stockholder of the Company, holds the remaining 57.7% economic interest in UCP, LLC through its ownership of UCP, LLC Series A units. More information about our Initial Public Offering can be found in our Registration Statement on Form S-1 filed with the SEC and declared effective on July 17, 2013.

Agreements Related to Our Initial Public Offering

In connection with our Initial Public Offering, we entered into various agreements governing the relationship among us, PICO, UCP, LLC and certain of our executive officers and directors. The following is a description of certain of these agreements, which description of qualified in its entirety by reference to the full text of those agreements which are filed with the SEC as exhibits to our periodic reports.

UCP, LLC Limited Liability Company Operating Agreement

Prior to our Initial Public Offering, there were 100 UCP, LLC membership units issued and outstanding, all of which were held by PICO.

Immediately prior to the Initial Public Offering, the Amended and Restated Limited Liability Company Operating Agreement of UCP, LLC was amended and restated to, among other things, reclassify the 100 UCP, LLC membership units held by PICO into UCP, LLC Series A units, designate the Company as the sole managing member of UCP, LLC and establish the UCP, LLC Series B units which are now held solely by the Company. The UCP, LLC Series A units are held solely by PICO and its permitted transferees. The UCP, LLC Series B units rank on parity with the UCP, LLC Series A units as to distribution rights, voting rights and rights upon liquidation, dissolution or winding up. The Company has the right to determine the timing and amount of any distributions, other than tax distributions, to be made to holders of UCP, LLC Series A units and UCP, LLC Series B units. Profits and losses of UCP, LLC are allocated, and all distributions generally are made, pro rata to the holders of UCP, LLC Series A units and UCP, LLC Series B units. In addition, the Second Amended and Restated Limited Liability Company Operating Agreement of UCP, LLC, dated as of July 23, 2013 (the “Second Amended and Restated Limited Liability Company Operating Agreement”), provides that any UCP, LLC Series A units acquired by the Company from PICO, in accordance with the Exchange Agreement (as such term is defined below), will automatically, and without any further action, be reclassified as UCP, LLC Series B units in connection with such acquisition.

Under the Second Amended and Restated Limited Liability Company Operating Agreement, distributions generally are made to the holders of UCP, LLC Series A units and UCP, LLC Series B units in proportion to the number of units owned by them. In 2013, PICO, as the sole holder of the UCP, LLC Series A Units, and the Company, as the sole holder of the UCP, LLC Series B Units, received no such distributions.

The holders of membership interests in UCP, LLC, including the Company, generally have to include for purposes of calculating their U.S. federal, state and local income taxes their share of any taxable income of UCP, LLC. In general, taxable income of UCP, LLC is allocated to PICO and the Company on a pro rata basis in accordance with their respective percentage interests. However, as a result of certain taxable “built-in gains” in the assets of UCP, LLC that existed prior to the Initial Public Offering which, by statute, must be allocated solely to PICO, the Company is expected at times to be allocated a disproportionately smaller amount of net taxable income and PICO is expected to be allocated a disproportionately larger amount of net taxable income. The Second Amended and Restated Limited Liability Company Operating Agreement provides for tax distributions to the members of UCP, LLC, including the Company, subject to available cash, applicable law and contractual restrictions, including pursuant to our debt instruments, and based on certain assumptions, including a combined federal, state and local tax rate of 41% or such other rate determined by the Company to be the highest marginal effective rate of federal, state and local income tax applicable to corporations doing business in California or such other jurisdiction in which UCP, LLC is doing business. Generally, these tax distributions are pro rata in accordance with the respective percentage interests of PICO and the Company and are in an amount sufficient to allow PICO and the Company to pay taxes on their allocable shares of the taxable income of UCP, LLC. If, however, there is insufficient cash to make pro rata tax distributions to PICO and the Company in an amount that would allow PICO and the Company to pay taxes on their allocable shares of the taxable income of UCP, LLC, PICO and the Company would receive distributions in proportion to their respective tax liabilities based upon their allocable shares of UCP, LLC taxable income. In that case, it is expected that PICO would receive a larger proportional distribution than the Company would receive and, in some cases, for instance if all of the taxable income is allocable to PICO, the Company could receive no distributions. In any case in which the Company receives a smaller proportional distribution than PICO, UCP, LLC has an obligation to make future distributions to the Company to eliminate the difference as soon as funds become available and UCP, LLC is required to pay interest to the Company at a prevailing market rate on such difference. As a result of the potential differences in the amount of net taxable income allocable to the Company and to PICO discussed above, it is expected that the Company receives tax distributions significantly in excess of the Company’s tax liabilities and obligations to make payments under the Tax Receivable Agreement (as such term is defined below). To the extent the Company does not distribute such cash balances as dividends on our Class A Common Stock and instead, for example, holds such cash balances or lends them to UCP, LLC, PICO would benefit from any value attributable to such accumulated cash balances as a result of its ownership of our Class A Common Stock following an exchange of its UCP, LLC Series A units, including any exchange upon an acquisition of the Company.

Under the Second Amended and Restated Limited Liability Company Operating Agreement, PICO as the holder of UCP, LLC Series A units has certain limited information and consent rights with respect to UCP, LLC in order to enable PICO to satisfy its reporting obligations under both the financial reporting and the federal, state, and local income tax rules applicable to PICO. PICO has the right to receive quarterly sales reports and certain other financial information as well as drafts of UCP, LLC’s tax returns prior to filing. PICO may also inspect our books and records. In addition, certain tax elections of UCP, LLC and certain actions in respect of tax audits require the prior consent of PICO, which is not to be unreasonably withheld or delayed. These special limited information and consent rights of PICO, all of which are non-transferable in nature and subject to confidentiality restrictions, cease to exist if and when PICO and its affiliates hold less than 10% of all units of UCP, LLC.

Under the Second Amended and Restated Limited Liability Company Operating Agreement, PICO may, subject to applicable securities laws, transfer its UCP, LLC Series A units only with the prior consent of the managing member, the Company, which may withhold such consent in its sole discretion. However, transfers of UCP, LLC Series A units by PICO pursuant to the Exchange Agreement as well as certain transfers from PICO to affiliates of PICO will be permitted without the prior consent of the Company. We may impose restrictions on transfers that we determine necessary or advisable so that UCP, LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. If the U.S. Internal Revenue Service (the “IRS”) were to contend successfully that UCP, LLC should be treated as a “publicly traded partnership” for U.S. federal income tax purposes, UCP, LLC would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income.

Exchange Agreement

We have entered into an Exchange Agreement, dated as of July 23, 2013 (the “Exchange Agreement”), with UCP, LLC and PICO, pursuant to which PICO and certain of its permitted assignees may from time to time, subject to certain terms, cause us to exchange its UCP, LLC Series A units for shares of our Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. The Exchange Agreement also provides that, subject to certain exceptions, PICO will not have the right to cause us to exchange UCP, LLC Series A units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements to which we may be subject, and that we may impose additional restrictions on exchange that we determine to be necessary or advisable so that UCP, LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. If the IRS were to contend successfully that UCP, LLC should be treated as a “publicly traded partnership” for U.S. federal income tax purposes, UCP, LLC would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income. As PICO exchanges its UCP, LLC Series A units, the Company’s interest in UCP, LLC will be correspondingly increased.

Registration Rights Agreement

We have entered into a Registration Rights Agreement, dated as of July 23, 2013 (the “Registration Rights Agreement”), with PICO with respect to the shares of our Class A Common Stock (the “Registrable Shares”) that it may receive in exchanges made pursuant to the Exchange Agreement. Pursuant to the Registration Rights Agreement, we have granted PICO and its direct and indirect transferees shelf registration rights requiring us, subject to the availability of Form S-3, to file a shelf registration statement and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time, demand registration rights to have the Registrable Shares registered for resale, regardless of if Form S-3 is available to use, and, in certain circumstances, the right to “piggy-back” the Registrable Shares in registration statements we might file in connection with any future public offering.

Notwithstanding the foregoing, any registration is subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement and therefore suspend sales under the registration statement for certain periods, referred to as “blackout periods.”

Investor Rights Agreement

We have entered into the Investor Rights Agreement with PICO, pursuant to which PICO has the right to nominate one individual for election to the Board of Directors for as long as it owns at least 10%, but less than 25%, of the voting power of the Company’s outstanding Common Stock and two individuals for election to the Board for as long as it owns at least 25% of the voting power of the Company’s outstanding Common Stock, in each case excluding shares of our Common Stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares. However, under the Investor Rights Agreement, PICO is not entitled to nominate individuals for election to the Board if their election would result in PICO’s nominees comprising more than one of our directors for as long as it owns at least 10%, but less than 25%, of the voting power of the Company’s outstanding Common Stock and two of our directors for as long as it owns at least 25% of the voting power of the Company’s outstanding Common Stock. In the event that any member of our Board nominated by PICO shall for any reason cease to serve as a member of our Board during his or her term of office, the resulting vacancy on the Board will be filled by an individual selected by PICO. Messrs. Bogue, La Herran and Fletcher have agreed to vote all shares of our Class A Common Stock that they own in favor of PICO nominees in any election of directors for as long as PICO owns at least 10% of the voting power of the Company’s outstanding Common Stock. PICO is entitled to one vote for each Series A unit of UCP, LLC that it holds, regardless of the number of shares of Class B Common Stock it holds. In addition, the Investor Rights Agreement obligates us to provide PICO with financial reports and related inspection rights in order to allow PICO to satisfy its reporting and other regulatory obligations. The Investor Rights Agreement will terminate when PICO and its permitted transferees collectively own less than 10% of the voting power of the Company’s outstanding Common Stock based on the aggregate amount of stock that was issued and outstanding immediately after the completion of our Initial Public Offering or when PICO is no longer required to consolidate our financial condition and results of operations in its financial statements, whichever is later.

In 2013, PICO nominated Mr. John R. Hart and Mr. Maxim C. W. Webb for election to the Board pursuant to its rights under the Investor Rights Agreement.

Transition Services Agreement

We have entered into a Transition Services Agreement, dated as of July 23, 2013 (the “Transition Services Agreement”), with PICO, pursuant to which PICO provides us with certain accounting, human resources and information technology services. Pursuant to the Transition Services Agreement, we pay PICO $150,000 per quarter for accounting services, $25,000 per quarter for human resources services and $24,000 per quarter for information technology services; provided, however, we have agreed to discuss in good faith with PICO whether these fees need to be revised in light of the costs actually incurred by PICO in providing the services and any changes anticipated as a result of changes in the scope of services. To the extent that we notify PICO that we require only a portion of the services contemplated by the Transition Services Agreement, PICO has agreed to negotiate with us to determine an appropriate reduction of the fees. The fees we pay pursuant to the Transition Services Agreement reflect the expected level of services to be provided by PICO and an allocation of responsibilities between us and PICO, which may be revised as our business continues to develop. In 2013, there was no such negotiation or revision and the aggregate amount of the payments under the Transition Service Agreement, which were prorated following the date that the Transition Service Agreement was entered into, was $350,925.

The initial term of the Transition Services Agreement is one year, after which we will have the right to renew for up to two 90-day periods. Upon expiration of the initial term and any renewal terms, the Transition Services Agreement will continue on a month-to-month basis until canceled by either party upon 30 days prior written notice or by PICO upon 60 days prior written notice. We will not be able to terminate the Transition Services Agreement prior to such time that our Audit Committee concludes that we will be able to satisfy the information and inspection rights of PICO pursuant to the Investor Rights Agreement without the Transition Services Agreement.

Tax Receivable Agreement

Pursuant to the Exchange Agreement, PICO may exchange its UCP, LLC Series A units for shares of our Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. UCP, LLC will make an election under Section 754 of the U.S. Internal Revenue Code effective for each taxable year in which an exchange of UCP, LLC Series A units for shares of our Class A Common Stock occurs, which may result in an adjustment to the tax basis of the assets owned by UCP, LLC at the time of an exchange of Series A units. Any exchanges may result in increases in the tax basis of the tangible and intangible assets of UCP, LLC that otherwise would not have been available. These increases in tax basis may also decrease gains or increase losses on future dispositions of certain assets to the extent tax basis is allocated to those assets.

We have entered into a Tax Receivable Agreement, dated as of July 23, 2013 (the “Tax Receivable Agreement”), with UCP, LLC and PICO that will provide for a sharing of the value of these tax benefits between us and PICO. Under the Tax Receivable Agreement, the Company will make a payment to PICO of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that it realizes as a result of this increase in tax basis. The Company and the holders of its Class A Common Stock will benefit from the remaining 15% of cash savings, if any, in income tax that is realized by the Company. For purposes of the Tax Receivable Agreement, cash savings in income tax are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase in the tax basis of the tangible and intangible assets of UCP, LLC as a result of the exchanges and had we not entered into the Tax Receivable Agreement. The term of the Tax Receivable Agreement began upon the completion of our Initial Public Offering and will, subject to certain exceptions discussed below, continue until all such tax benefits have been utilized or expired.

The amount and timing of payments made under the Tax Receivable Agreement, which could be substantial, hinge on any increase in tax basis, which varies depending on a number of factors, including:

•	the timing of any exchanges of UCP, LLC Series A units for shares of our Class A Common Stock by PICO, as the increase in any tax deductions will vary depending on the fair market value of the depreciable and amortizable assets of UCP, LLC at the time of any such exchanges, and this value may fluctuate over time;

•	the price of our Class A Common Stock at the time of any exchanges of UCP, LLC Series A units for shares of our Class A Common Stock, since the increase in our share of the basis in the assets of UCP, LLC, as well as the increase in any tax deductions, will be related to the price of our Class A Common Stock at the time of any such exchanges;

•	the tax rates in effect at the time we use the increased amortization and depreciation deductions or realize other tax benefits; and

•	the amount, character and timing of our taxable income.

Under the Tax Receivable Agreement, we are required to pay 85% of the tax savings, as and if realized. Except in certain circumstances, if we do not have taxable income in a given taxable year, we are not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax savings have been realized.

While the actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, we expect that, as a result of the size of the increases of the tangible and intangible assets of UCP, LLC attributable to our interest in UCP, LLC during the expected term of the Tax Receivable Agreement, the payments that we may make to PICO will be substantial.

There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by UCP, LLC are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid its taxes and other obligations. In this regard, the Tax Receivable Agreement will give us some flexibility to defer certain payment obligations that are in excess of our then available cash.

We are not aware of any issue that would cause the IRS to challenge a tax basis increase; however, if the IRS were successful in making such a challenge, PICO would not reimburse us for any payments previously made under the Tax Receivable Agreement. As a result, in certain circumstances we could make payments to PICO under the Tax Receivable Agreement in excess of our cash tax savings. PICO will receive 85% of any of our cash tax savings, leaving us with 15% of the benefits of the tax savings.

The effects of the Tax Receivable Agreement on our consolidated balance sheet if PICO or its permitted transferees elect to exchange all or a portion of their UCP, LLC Series A units for our Class A Common Stock will be as follows:

•	we will record an increase in deferred tax assets for the estimated income tax effects of the increase in the tax basis of the assets owned by UCP, LLC based on enacted federal, state and local income tax rates at the date of the relevant transaction. To the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis of our expected future earnings, we will reduce the deferred tax asset with a valuation allowance;

•	we will record 85% of the estimated realizable tax benefit resulting from the increase in the tax basis of the UCP, LLC Series A units obtained as noted above and certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement as an increase payable to a related party pursuant to Tax Receivable Agreement; and

•	we will record an increase to additional paid-in capital in an amount equal to the difference between the increase in deferred tax assets and the increase in liability due to our existing owners (i.e., PICO) under the Tax Receivable Agreement.

We have the right to terminate the Tax Receivable Agreement at any time. In addition, the Tax Receivable Agreement will terminate early if we or our successors breach our obligations under the Tax Receivable Agreement or upon certain mergers, asset sales, other forms of business combinations or other changes of control. If we exercise our right to terminate the Tax Receivable Agreement or if the Tax Receivable Agreement is terminated early in accordance with its terms, our or our successor’s payment obligations under the Tax Receivable Agreement with respect to UCP, LLC Series A units would be accelerated and would become due and payable based on certain assumptions, including that (i) all the UCP, LLC Series A units are deemed exchanged for their fair value, (ii) we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement and (iii) the subsidiaries of UCP, LLC will sell certain nonamortizable assets and realize certain related tax benefits no later than a specified date. In each of these instances, based on the foregoing assumptions, we would be required to make an immediate payment to the holders of such UCP, LLC Series A units equal to the present value of the anticipated future tax benefits, discounted over the applicable amortization and depreciation periods for the assets the tax bases of which are stepped up, which could be as long as 15 years in respect of intangibles and goodwill, at a uniform discount rate equal to LIBOR plus 100 basis points. The benefits would be payable even though, in certain circumstances, no UCP, LLC Series A units are actually exchanged at the time of the accelerated payment under the Tax Receivable Agreement, thereby resulting in no corresponding tax basis step up at the time of such accelerated payment under the Tax Receivable Agreement.

Decisions made by PICO in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that we are required to make to PICO under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase PICO’s tax liability without giving rise to any obligations to make payments under the Tax Receivable Agreement.

Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 300 basis points from the due date, without extensions, of such tax return. However, we may defer payments under the Tax Receivable Agreement to the extent we do not have available cash to satisfy our payment obligations under the Tax Receivable Agreement. Such deferred payments would accrue interest at a rate of LIBOR plus 300 basis points.

PICO Guarantee of Certain of Our Indebtedness and Performance Bonds

Prior to the completion of our Initial Public Offering, PICO guaranteed certain of our loans which were secured by liens on the projects that they financed. PICO provided payment and completion guarantees with respect to these loans, and had agreed to indemnify the lenders for any losses they might have incurred in connection with hazardous materials on the financed properties. As of December 31, 2013, all of these guarantees had been terminated.

We are often required to provide bonds to governmental authorities and others to ensure the completion of our projects. Prior to the completion of our Initial Public Offering, PICO guaranteed our obligations under certain of such performance bonds. Following the completion of our Initial Public Offering, all of these guarantees were terminated.

Related Person Transactions Policy

On July 17, 2013, our Board of Directors adopted a written policy concerning the review and approval of certain conflicts of interest, which is included in the Company’s Code of Business Conduct and Ethics. Our disinterested and independent directors review and approve by a majority vote any transaction by the Company in which a director, officer or employee of the Company, and sometimes members of their family, have an interest. When an individual becomes aware that he or she could be involved in a potential conflict of interest, the individual is required to provide notice to his or her supervisor or the Company’s General Counsel of the facts and circumstances of the transaction. Upon determining that the transaction is appropriate for review, the transaction is submitted to our disinterested and independent directors for consideration. Our disinterested and independent directors consider all relevant facts and circumstances of the transaction before voting on its approval.

EXECUTIVE OFFICERS

In addition to the biographical information of Mr. Bogue, our President and Chief Executive Officer, provided in the section entitled “PROPOSAL 1—ELECTION OF DIRECTORS,” set forth below is biographical information of the executive officers of the Company.

Name and present position with the Company	Age, period served as an executive officer and other business experience

William J. La Herran Chief Financial Officer and Treasurer	Mr. La Herran, 48, has served as our Chief Financial Officer and Treasurer since our incorporation in May 2013. Beginning in 2005, he served as the Chief Financial Officer of Union Community Partners, LLC and, beginning in 2008, he served as the Chief Financial Officer of UCP, LLC, which is now our subsidiary. Mr. La Herran has over 30 years of finance experience in and with a broad array of industries and financing structures. Prior to joining UCP, LLC, Mr. La Herran was the Senior Vice President of United American Bank, a start-up commercial bank located in San Mateo, California, from 2004 to 2005. Prior to working at United American Bank, Mr. La Herran spent more than six years, from 1998 to 2004, in the high technology industry at Deutsche Bank, Sand Hill Capital and City National Bank. Mr. La Herran previously spent several years in international banking with Banque National de Paris and Westpac Banking Corporation. Mr. La Herran is currently the managing member of Filoli Partners, LLC. He previously was a co-founder and a board member of Envision Schools, Inc., a non-profit charter high school organization in San Francisco, California and a board member of St. Matthew’s Catholic School in San Mateo, California. Mr. La Herran received a B.S. in Business from St. Mary’s College in Moraga, California.

James W. Fletcher Chief Operating Officer	Mr. Fletcher, 56, has served as our Chief Operating Officer since our incorporation in May 2013. Beginning in 2012, he served as the Chief Operating Officer and, from 2008 to 2012, he served as the Vice President of Acquisitions and Development of UCP, LLC, which is now our subsidiary. Mr. Fletcher has been involved in the real estate development and construction business for over 34 years. Mr. Fletcher was previously the principle partner and stockholder of The Fletcher Company, a real estate development and construction company located in Monterey, California, from 1995 to 2008. He has significant experience in locating and acquiring high-quality real estate projects and formulating overall strategic development concepts, as well as leading project development teams through the entire development cycle from entitlements to sale. Mr. Fletcher holds a California real estate broker license. Mr. Fletcher received a B.A. in Business from the University of Arizona, College of Business Administration.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table shows information regarding the beneficial ownership of our Common Stock by:

•	each person or group who is known by us to own beneficially more than 5% of any class of our Common Stock;

•	each member of our Board of Directors, each director nominee and each of our named executive officers; and

•	all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of Common Stock that may be acquired currently or within 60 days of March 18, 2014 through the exercise of any option, warrant or right, the conversion of a security, the power to revoke a trust, discretionary account or similar arrangement or the automatic termination of a trust, discretionary account or similar arrangement are deemed to be outstanding and beneficially owned by the person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Except as noted by footnote, all stockholdings listed in the following table are as of March 18, 2014.

Unless otherwise indicated, the address for each holder listed below is c/o UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113.

Name and Address of Beneficial Owner	Number of Class A Common Stock Shares	Percent of Class A Common Stock Shares(1)	Number of Class B Common Stock Shares	Percent of Class B Common Stock Shares(2)	Number of Total Common Stock Shares	Percent of Total Common Stock Voting Power(3)
PICO Holdings, Inc.(4)(5)	10,593,000	57.48%	100	100%	10,593,100	57.48%
Putnam Investments, LLC(6)	1,054,149	13.6%	0	0%	1,054,149	5.72%
Bank of Montreal(7)	750,838	9.7%	0	0%	750,838	4.07%
Van Den Berg Management, Inc.(8)	671,410	8.66%	0	0%	671,410	3.64%
Royce & Associates, LLC(9)	580,000	7.48%	0	0%	580,000	3.15%
Bay Pond Partners, L.P.(10)	461,100	5.95%	0	0%	461,100	2.50%
John R. Hart(5)(11)	10,593,000	57.48%	100	100%	10,593,100	57.48%
Maxim C. W. Webb(11)	0	0%	0	0%	0	0%
Dustin L. Bogue	0	0%	0	0%	0	0%
James W. Fletcher	0	0%	0	0%	0	0%
William J. La Herran	15,237	*	0	0%	15,237	*
Michael C. Cortney	0	0%	0	0%	0	0%
Peter H. Lori	0	0%	0	0%	0	0%
Kathleen R. Wade	0	0%	0	0%	0	0%
All directors and executive officers as a group (8 persons)	10,608,237	57.56%	100	100%	10,608,337	57.56%

*	Denotes less than 1.0%

(1)	The percentage of beneficial ownership of our Class A Common Stock is based on 7,835,562 shares of our Class A Common Stock outstanding as of March 18, 2014.

(2)	The percentage of beneficial ownership of our Class B Common Stock is based on 100 shares of our Class B Common Stock outstanding as of March 18, 2014.

(3)	The percentage of beneficial ownership of the total voting power of our Common Stock represents the percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class and is based on 7,835,662 shares of our Common Stock outstanding as of March 18, 2014, consisting of 7,835,562 shares of our Class A Common Stock and 100 shares of our Class B Common Stock. PICO and its permitted transferees hold all of the shares of our Class B Common Stock, which entitle the holder(s), without regard to the number of shares of our Class B Common Stock held by such holder(s), a number of votes equal to the number of UCP, LLC Series A units held by such holder(s). See the section entitled “INFORMATION CONCERNING SOLICITATION AND VOTING—Record Date; Stock Outstanding and Entitled to Vote.”

(4)	Subject to the terms of the Exchange Agreement, PICO and certain of its permitted assignees may from time to time cause us to exchange its UCP, LLC Series A units for shares of our Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. See the section entitled “CORPORATE GOVERNANCE—Compensation Committee Interlocks, Insider Participation and Related Person Transactions—Related Person Transactions—Agreements Related to Our Initial Public Offering—Exchange Agreement.”

(5)	Mr. Hart is the President and Chief Executive Officer and a member of the board of directors of PICO, and may be deemed to share voting power and investment control over the shares of our Class B Common Stock owned by PICO. Mr. Hart disclaims beneficial ownership of the shares of our Class B Common Stock owned by PICO except to the extent of any pecuniary interest therein.

(6)	Based on information as of December 31, 2013 set forth in a report on Schedule 13G/A filed with the SEC by Putnam Investments, LLC (“Putnam”), Putnam Investment Management, LLC, The Putnam Advisory Company, LLC and Putnam Equity Spectrum Fund on February 14, 2014: (i) Putnam has sole voting power over 67,556 shares of our Class A Common Stock and sole dispositive power over 1,054,149 shares of our Class A Common Stock; (ii) Putnam Investment Management, LLC has sole voting power over 42,836 shares of our Class A Common Stock and sole dispositive power over 989,897 shares of our Class A Common Stock; (iii) The Putnam Advisory Company, LLC has sole voting power over 24,720 shares of our Class A Common Stock and sole dispositive power over 64,252 shares of our Class A Common Stock; and (iv) Putnam Equity Spectrum Fund has sole voting and dispositive power over 852,192 shares of our Class A Common Stock. The address of Putnam is One Post Office Square, Boston, Massachusetts 02109.

(7)	Based on information as of December 31, 2013 set forth in a report on Schedule 13G filed with the SEC by the Bank of Montreal, BMO Asset Management Corp. and BMO Harris Bank N.A. on February 14, 2014,: (i) the Bank of Montreal has sole voting power over 659,706 shares of our Class A Common Stock, sole dispositive power over 747,918 shares of our Class A Common Stock and shared dispositive power over 2,920 shares of our Class A Common Stock; (ii) BMO Asset Management Corp. has sole voting power over 624,282 shares of our Class A Common Stock and sole dispositive power over 712,494 shares of our Class A Common Stock; and (iii) BMO Harris Bank N.A. has sole voting and dispositive power over 35,424 shares of our Class A Common Stock and shared dispositive power over 2,920 shares of our Class A Common Stock. The address of Bank of the Montreal is 1 First Canadian Place, Toronto, Canada M5X 1A1.

(8)	Based on information as of December 31, 2013 set forth in a report on Schedule 13G filed with the SEC by Van Den Berg Management, Inc. (“Van Den Berg”) on February 13, 2014. The address of Van Den Berg is 805 Las Cimas Parkway, Suite 430, Austin, Texas 78746.

(9)	Based on information as of December 31, 2013 set forth in a report on Schedule 13G filed with the SEC by Royce & Associates, LLC (“Royce & Associates”) on January 16, 2014. The address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(10)	Based on information as of December 31, 2013 set forth in a report on Schedule 13G/A filed with the SEC by Bay Pond Partners, L.P. (“Bay Pond”) on February 14, 2014: each of Bay Pond and Wellington Hedge Management, LLC has shared voting and dispositive power over 461,100 shares of our Class A Common Stock. The address of Bay Pond is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, Massachusetts 02210.

(11)	Messrs. Hart and Webb each waived receipt of the Class A restricted stock units that would have been granted to them upon the completion of our Initial Public Offering pursuant to the UCP, Inc. 2013 Long-Term Incentive Plan in connection with their service on our Board.

2013 EXECUTIVE COMPENSATION

The following table summarizes the compensation awarded to, earned by or paid to Mr. Dustin L. Bogue, our President and Chief Executive Officer, Mr. William J. La Herran, our Chief Financial Officer, and Mr. James W. Fletcher, our Chief Operating Officer (collectively, the “Named Executive Officers”) in fiscal year 2013.

Summary Compensation Table for Fiscal Year 2013

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(2)	All Other Compensation (3)	Total
Dustin L. Bogue(1) President and Chief Executive Officer	2013	$402,249	$250,000	$2,440,005	$60,482	$3,152,736

William J. La Herran Chief Financial Officer	2013	319,138	187,500	1,098,000	60,292	1,664,930

James W. Fletcher Chief Operating Officer	2013	271,926	162,500	951,600	76,132	1,462,158

(1)	Mr. Bogue, the Company’s only employee director as of December 31, 2013, was not separately compensated for his services as a director in fiscal year 2013.

(2)	Amounts shown reflect the value of stock awards made during fiscal year 2013 based upon the aggregate grant date fair value of such awards, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used to determine these values can be found in Note 8, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the Named Executive Officers may be materially different depending on, among other things, the Company’s stock price performance and the period of service of the Named Executive Officer. Each of the Named Executive Officers’ Class A restricted stock units vest in three installments as follows: one-third on December 31, 2013, one-third on July 23, 2014 and one-third on July 23, 2015.

(3)	Individual breakdowns of the amounts set forth in the “All Other Compensation” column are as follows:

Name	Fiscal Year	Contributions to 401(k) Plan	Perquisites and Other Personal Benefits	Medical and Other Expenses	Broker of Record Payments	Total All Other Compensation
Dustin L. Bogue	2013	$33,250	$416	$26,816	—	$60,482

William J. La Herran	2013	33,060	416	26,816	—	60,292

James W. Fletcher	2013	20,459	423	26,600	28,650	76,132

Contributions to 401(k) Plan. We maintain a 401(k) defined contribution plan, which is sponsored by PICO. Matching contributions are based on a percentage of employee compensation. In addition, we may make a discretionary profit sharing contribution at the end of the fiscal year within limits established by the Employee Retirement Income Securities Act.

Broker of Record Payments. BMC Realty is a wholly owned subsidiary through which we conduct real estate brokerage activities relating to our business. For each home sold where BMC Realty acts as broker, Mr. Fletcher receives a cash payment of $150 for being designated as the broker of record for BMC Realty.

Narrative to the Summary Compensation Table for Fiscal Year 2013

Employment Agreements

Effective upon the completion of our Initial Public Offering, we entered into employment agreements with each of Messrs. Bogue, La Herran and Fletcher. Each employment agreement has an initial term expiring on the third anniversary of July 23, 2013. Each employment agreement provides for an automatic one-year extension after the expiration of the initial term, unless either party provides the other with at least 60 days’ prior written notice of non-renewal.

The Named Executive Officers’ employment agreements provide for, among other things:

•	an annual base salary of $500,000, $375,000 and $325,000 for Messrs. Bogue, La Herran and Fletcher, respectively;

•	eligibility for annual cash performance bonuses equal to a target bonus based on the satisfaction of performance goals established by our Compensation Committee;

•	participation in the UCP, Inc. 2013 Long-Term Incentive Plan and any subsequent equity incentive plans approved by our Board of Directors; and

•	participation in any employee benefit plans and programs that are maintained from time to time for our other senior executive officers.

Subject to approval by our Compensation Committee, Messrs. Bogue, La Herran and Fletcher receive cash bonuses targeted at 50% of their annual base salaries, subject to our satisfaction of one or more performance metrics to be determined by our Compensation Committee. In addition and also subject to approval by our Compensation Committee, Messrs. Bogue, La Herran and Fletcher are eligible to receive long-term equity based incentive compensation with a target grant date value equal to 125% of base salary in the case of Mr. Bogue and 100% of base salary in the cases of Messrs. La Herran and Fletcher. We expect that long-term equity based incentive compensation will be a combination of stock options, restricted stock, performance awards or other awards under the UCP, Inc. 2013 Long-Term Incentive Plan as determined by our Compensation Committee, and that such awards will vest ratably on each of the first, second and third anniversaries of the grant date. As discussed below in the section entitled “—Awards Under the UCP, Inc. 2013 Long-Term Incentive Plan,” each of Messrs. Bogue, La Herran and Fletcher received initial awards under our 2013 Long-Term Incentive Plan upon the completion of our Initial Public Offering.

Provisions providing for potential payments and other benefits upon a termination of the Named Executive Officers’ employment or a change in control of the Company are discussed below in the section entitled “—Potential Payments upon Termination or Change in Control at Fiscal Year 2013 End.”

Awards Under the UCP, Inc. 2013 Long-Term Incentive Plan

In 2013, each of Messrs. Bogue, La Herran and Fletcher received an award of restricted stock units under the UCP, Inc. 2013 Long-Term Incentive Plan in connection with the completion of our Initial Public Offering. Mr. Bogue received 166,666.7 Class A restricted stock units, Mr. La Herran received 75,000 Class A restricted stock units and Mr. Fletcher received 65,000 Class A restricted stock units. Each of the Named Executive Officers’ restricted stock units vest in three installments as follows: one-third on December 31, 2013, one-third on July 23, 2014 and one-third on July 23, 2015.

Each restricted stock unit granted represents a conditional contractual right to receive one share of our Class A Common Stock at a specified future date subject to certain restrictions such as the vesting period. For restricted stock units, the underlying stock is not issued until the time restrictions lapse, at which time the restricted stock unit is settled or, if previously elected, deferred. In the event a cash dividend is declared and paid on the Company’s Class A Common Stock, holders of restricted stock units do not receive dividend equivalents. Restricted stock units do not have voting rights because they are not considered legally issued or outstanding shares of our Class A Common Stock. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of restricted stock units are generally as follows:

•	Vesting: Accelerated vesting will occur upon: (i) normal retirement; (ii) becoming permanently disabled; or (iii) upon termination by the Company without Cause or by the recipient for Good Reason within 12 months of a Change in Control.

•	After Termination of Employment: Forfeiture of the award upon termination of employment (other than as discussed immediately above) or upon death to the extent the award’s restrictions have not lapsed.

For purposes of the UCP, Inc. 2013 Long-Term Incentive Plan and the discussion above:

•	“Cause” generally means, unless otherwise provided in the recipient’s employment agreement, the occurrence of any of the following: (i) the willful and continued failure by the recipient to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the recipient by the Company, which demand specifically identifies the manner in which the Company believes that the recipient has not substantially performed his or her duties; (ii) conviction or plea of guilty to a charge of commission of a felony; or (iii) the commission of dishonest, fraudulent or deceptive acts or practices in connection with the recipient’s employment that are materially injurious to the Company, monetarily or otherwise;

•	“Good Reason” generally means, unless otherwise provided in the recipient’s employment agreement, any of the following actions, if taken without the express written consent of the recipient: (i) a material diminution in the recipient’s base salary; (ii) a material diminution in the recipient’s authority, duties or responsibilities; (iii) requiring the recipient to move his or her place of employment more than 50 miles from his or her place of employment prior to such move; or (iv) a material breach by the Company of any employment agreement between the Company and the recipient; and

•	“Change in Control” generally means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, as such phrases are defined in the UCP, Inc. 2013 Long-Term Incentive Plan.

Officer Stock Ownership Guidelines

The Board of Directors believes that certain of our officers should be stockholders and maintain significant holdings of our Common Stock. Because generally a meaningful portion of each such officer’s compensation is paid in the form of equity-based awards, the Board believes that the use of ownership guidelines for these officers is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders.

Pursuant to our executive officer stock ownership guidelines, our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer will be required to own at least 66,666.67 (for our Chief Executive Officer), 25,000 (for our Chief Financial Officer) or 21,666 (for our Chief Operating Officer) shares of our Class A Common Stock (including vested and unvested Class A restricted stock and Class A restricted stock units) by a time to be determined by the Compensation Committee. Each of such officers is required to retain at least that amount of our Class A Common Stock throughout the officer’s tenure. Our Compensation Committee has the discretion to grant relief from the guidelines in special circumstances.

As of March 18, 2014, all of our Named Executive Officers had already satisfied their stock ownership requirements.

Outstanding Equity Awards at Fiscal Year 2013 End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
Dustin Bogue	111,111	$1,626,667
William J. La Herran	50,000	732,000
James W. Fletcher	43,333	634,400

(1)	The Named Executive Officers’ restricted stock units vest in three installments. One-half of the remaining unvested restricted stock units vest on each of July 23, 2014 and July 23, 2015.

(2)	Calculated based on the closing price of a share of Company common stock of $14.64 on December 31, 2013.

Potential Payments upon Termination or Change in Control at Fiscal Year-End 2013

Messrs. Bogue, La Herran and Fletcher are eligible for severance benefits under their employment agreements. We may terminate the employment of a Named Executive Officer at any time with or without Cause, and the Named Executive Officer may terminate his employment with or without Good Reason. If we terminate a Named Executive Officer’s employment for Cause or if the Named Executive Officer resigns without Good Reason, the Named Executive Officer will be entitled to receive any earned but unpaid annual base salary, any earned but unpaid prior-year bonus, reimbursement of certain business expenses incurred but not reimbursed prior to the date of termination, accrued vacation and any other paid time-off pay and any vested benefits that have been earned and accrued prior to the date of termination. If we terminate a Named Executive Officer’s employment without Cause, if the Named Executive Officer resigns with Good Reason or if the Named Executive Officer’s employment is terminated due to disability or death, the Named Executive Officer will be entitled to the benefits discussed in the preceding sentence, as well as reimbursement of the Consolidated Omnibus Budget Reconciliation Act of 1985 continuation coverage premium under our health and dental plans for a certain period (12 months for Messrs. La Herran and Fletcher and 24 months for Mr. Bogue) or until such date on which he obtains similar health coverage and, if the termination is not due to disability or death, a cash payment in an amount equal to the sum of the Named Executive Officer’s annual base salary plus the Named Executive Officer’s target bonus (provided that such sum shall be multiplied by two for Mr. Bogue and, if such termination occurs within two years after a Change in Control, such sum shall be multiplied by two for Messrs. La Herran and Fletcher and three for Mr. Bogue).

For purposes of the employment agreements between the Company and each of Messrs. Bogue, La Herran and Fletcher and the discussion above:

•	“Cause” generally means the occurrence of any of the following: (i) any act or omission that constitutes a material breach by the Named Executive Officer of any of his material obligations under his employment agreement, after a written demand for substantial performance is delivered to him by the Board of Directors that specifically identifies the manner in which the Board believes that he has materially breached such obligations and his failure to cure such alleged breach not later than 30 days following his receipt of such notice; (ii) a conviction or plea of guilty to a charge of commission of a felony; (iii) the commission of dishonest, fraudulent or deceptive acts or practices in connection with the Named Executive Officer’s employment that are materially injurious to the Company, monetarily or otherwise; or (iv) the Named Executive Officer’s ongoing willful refusal to follow the proper and lawful directions of the Board after a written demand for substantial performance is delivered to him by the Board that specifically identifies the manner in which the Board believes that he has refused to follow its instructions and his failure to cure such refusal not later than 30 days following his receipt of such notice;

•	“Good Reason” generally means any of the following actions, if taken without the express written consent of the Named Executive Officer: (i) a material diminution in the Named Executive Officer’s annual base salary; (ii) a material diminution in the Named Executive Officer’s authority, duties or responsibilities; (iii) a requirement of the Named Executive Officer to move his place of employment more than 50 miles from his place of employment prior to such move; or (iv) a material breach by the Company of the employment agreement of the Named Executive Officer; and

•	“Change in Control” generally means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, as such phrases are defined in the employment agreements of the Named Executive Officers.

In addition, under such circumstances, any outstanding awards granted to the Named Executive Officers under our 2013 Long-Term Incentive Plan or any subsequent equity incentive plan will vest, terminate or become exercisable, as the case may be, in accordance with their terms. The treatment of such outstanding awards is discussed above in the section entitled “—Narrative to the Summary Compensation Table for Fiscal Year 2013— Awards Under the UCP, Inc. 2013 Long-Term Incentive Plan.”

The following tables set forth certain information regarding potential payments and other benefits that would have been provided to each of the Named Executive Officers upon a change in control of the Company or upon a termination of the Named Executive Officers’ employment, as applicable, on December 31, 2013, the last business day of fiscal year 2013, pursuant to the current terms of each Named Executive Officer’s employment agreement and the UCP, Inc. 2013 Long-Term Incentive Plan, each as applicable. For purposes of this section, “CIC” shall mean a change in control of the Company. For purposes of the following tables, equity awards valued at the closing price of a share of Company stock of $14.64 as of fiscal year end.

Post-Employment or Change in Control Payments—Dustin L. Bogue

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$92,469	$1,342,469	—	$1,592,469	$392,469	$92,469
Benefit Continuation	—	54,715	—	54,715	54,715	54,715
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	—	—	—
—Acceleration of Unvested RS/RSUs	—	1,626,680	—	1,626,680	—	—

Total	$92,469	$3,023,863	—	$3,273,863	$447,183	$147,183

Post-Employment or Change in Control Payments—William J. La Herran

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$68,510	$631,010	—	$818,510	$368,510	$68,510
Benefit Continuation	—	27,357	—	27,357	27,357	27,357
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	—	—	—
—Acceleration of Unvested RS/RSUs	—	732,000	—	732,000	—	—

Total	$68,510	$1,390,367	—	$1,577,867	$395,867	$95,867

Post-Employment or Change in Control Payments—James W. Fletcher

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)	Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$59,270	$546,770	—	$709,270	$359,270	$59,270
Benefit Continuation	—	27,137	—	20,803	27,137	27,137
Long-term Incentive
—Acceleration of Unvested Stock Options	—	—	—	—	—	—
—Acceleration of Unvested RS/RSUs	—	634,395	—	634,395	—	—

Total	$59,270	$1,208,302	—	$1,364,468	$386,407	$86,407

2013 DIRECTOR COMPENSATION

Director Compensation Table for Fiscal Year 2013

The following table sets forth the compensation earned by the Company’s non-employee directors in respect of their services as such during fiscal year 2013. Mr. Dustin L. Bogue, the only employee director as of December 31, 2013, was not separately compensated for his services as a director. Ms. Kathleen R. Wade, who is currently a director, began serving as a director during fiscal year 2014.

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	All Other Compensation	Total
Michael C. Cortney	$37,421	$60,000	$5,657	$103,078

John R. Hart(1)	0	0	0	0

Peter H. Lori	37,421	60,000	6,131	103,552

Maxim C. W. Webb(1)	0	0	0	0

(1)	For as long as PICO beneficially owns shares of any class of our Common Stock, Messrs. John R. Hart and Maxim C. W. Webb, shall waive any directors’ fees and grants that would otherwise be payable or made, as the case may be, to them in connection with their service on our Board of Directors. In the event that PICO ceases to beneficially own any shares of any class of our Common Stock, Messrs. Hart and Webb may elect to receive such fees and grants on a prospective basis.

(2)	As noted below, each non-employee director may elect to receive Class A restricted stock or Class A restricted stock units in lieu of all or a portion of the cash compensation otherwise payable to the director in a given calendar year. The restricted stock or restricted stock units are granted on the first trading day of the calendar year for which the election is made (or, in the case of newly appointed directors, the first trading day following the election). No directors made this election in fiscal year 2013.

(3)	Amounts shown reflect the value of stock awards made during the fiscal year 2013, based upon their aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718. Assumptions used to determine these values can be found in Note 8, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2013. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the directors may be materially different depending on, among other things, the Company’s stock price performance and the period of service of the director.

(4)	On July 23, 2013, awards of 4,000 Class A restricted stock units were granted to Messrs. Michael C. Cortney and Peter H. Lori, each of which vest fully on July 23, 2014.

Narrative to the Director Compensation Table for Fiscal Year 2013

Cash Compensation

Each non-employee director receives an annual cash retainer of $60,000, which is payable quarterly. Members of the Audit Committee receive $10,000 per year for such service while the Chair of the Audit Committee receives $20,000 per year. Directors who serve on the Compensation or Nominating and Corporate Governance Committee receive $5,000 per year for serving on either committee, and the Chair of each of these committees receives $10,000 per year. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors.

Equity Compensation

Annual Grants

On an annual basis, each then-current non-employee director receives a grant of Class A restricted stock units with a value of $60,000 for the director’s service for the then current year. The number of the shares to be granted is calculated based on the closing price of our Class A Common Stock on the grant date. The restricted stock units vest on the first anniversary of the grant date subject to the director’s continuous services as a director through the vesting date.

Treatment upon Termination of Service

If a director’s service terminates for any reason, including, but not limited to, death, disability and retirement, as of the termination date his or her unvested restricted stock and/or restricted stock units will be terminated and forfeited without consideration.

Director Stock Ownership Guidelines

The Board of Directors believes that non-employee directors should be stockholders and maintain significant holdings of our Common Stock. Because generally a meaningful portion of each non-employee director’s fees is paid in the form of equity-based awards, the Board believes that the use of ownership guidelines for non-employee directors is an appropriate and beneficial approach to providing additional motivation to act in the long-term best interests of stockholders.

Pursuant to our director stock ownership guidelines, each of our independent directors will be required to own shares of our Class A Common Stock (including vested and unvested Class A restricted stock and Class A restricted stock units) equal in value to three times the annual cash retainer payable to our non-employee directors by the director’s third anniversary of joining the Board. The director is required to retain at least that amount of our Class A Common Stock throughout the director’s tenure. If at any time the number of shares owned by a non-employee director drops below the requisite ownership level, the director shall be required to retain 100% of the net shares of any grants and payouts until the requisite ownership level is achieved. Net shares of Class A Common Stock subject to options and grants of restricted stock, whether or not the restrictions have lapsed, are included in determining an individual’s total ownership under the guidelines. For purposes of the guidelines and the discussion above, “net shares” means the number of shares of Class A Common Stock remaining after selling shares to fund the payment of transaction costs and taxes owed as a result of vesting or exercise of the equity award (including income taxes), and, in the case of stock options, the exercise price of the options. The Board has discretion to grant relief from the guidelines in cases of hardship.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and its Audit Committee recommend that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014. The Audit Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2014. Deloitte & Touche LLP is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors and its Audit Committee recommend a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Principal Accounting Fees and Services

Deloitte & Touche LLP serves as our independent registered public accounting firm. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by Deloitte & Touche LLP for the years ended December 31, 2013 and 2012.

	For the Years Ended December 31,
	2013	2012
Audit fees	$559,091	$717,178

Audit-related fees	435,000	—

Tax fees	—	—

All other fees	2,000	—

Total fees	$996,091	$717,178

Audit Fees. With regard to the year ended December 31, 2013, consists principally of the audit of the Company’s consolidated financial statements, reviews of the Company’s quarterly consolidated financial statements and the audit of the Company’s balance sheet as of May 7, 2013 (i.e., the Company’s date of formation). With regard to the year ended December 31, 2012, consists principally of the portion of PICO’s audit fees that have been allocated by PICO to the Company and the audit of the stand-alone consolidated financial statements of UCP, LLC for the years ended December 31, 2012 and 2011.

Audit-Related Fees. With regard to the year ended December 31, 2013, consists principally of services in connection with our Initial Public Offering, including the provision of comfort letters for the stub period of April 1, 2013 through July 15, 2013, among other things.

All Other Fees. With regard to the year ended December 31, 2013, consists of a subscription to an online accounting research tool service.

The services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of our independent registered public accounting firm and has determined that the provision of such services has not adversely affected Deloitte & Touche LLP’s independence.

Pursuant to its charter, the Audit Committee or its chairperson is responsible for pre-approving all audit and non-audit services provided to the Company by its independent registered public accounting firm.

PROPOSAL 3—APPROVAL OF PERFORMANCE MEASURES INCLUDED IN THE UCP, INC. 2013 LONG-TERM INCENTIVE PLAN

Our stockholders will be asked at the Annual Meeting to approve the material terms of the performance measures used for performance-based awards granted under the UCP, Inc. 2013 Long-Term Incentive Plan (the “2013 Incentive Plan”), in accordance with Section 162(m) (“Section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The 2013 Incentive Plan was approved by our Board of Directors and stockholders on July 23, 2013. On February 26, 2014, our Compensation Committee and its Subcommittee approved the amendment and restatement of the 2013 Incentive Plan to eliminate our ability to reprice outstanding options and stock appreciation rights without stockholder approval, and to modify certain administrative provisions in the 2013 Incentive Plan. Stockholders are being asked to approve the performance measures under the 2013 Incentive Plan so that certain compensation paid under the 2013 Incentive Plan may qualify as performance-based compensation under Section 162(m). Stockholders are not being asked to approve an increase in the number of shares available under the 2013 Incentive Plan or an amendment to any provision of the 2013 Incentive Plan.

Under the 2013 Incentive Plan, various equity-based awards may be granted to eligible participants, as discussed in further detail below. The 2013 Incentive Plan allows for the grant of performance-based compensation. The grant, vesting, crediting and/or payment of performance-based compensation, if any, will be based or conditioned on the achievement of objective performance measures established in writing by our Compensation Committee.

Section 162(m) limits the deduction for federal income tax purposes of compensation for the chief executive officer and the three other most highly compensated executive officers (excluding the Chief Financial Officer) of the Company as of the last day of the Company’s taxable year (“162(m) Covered Employees”) to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) Covered Employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members meeting the definition of “outside director” used for purposes of Section 162(m). In addition, the measures established by such a committee, which in our case would be the Compensation Committee, must be based upon performance measures, the material terms of which are approved by the stockholders. Following our Initial Public Offering, that stockholder approval must be obtained no later than the first regularly scheduled meeting of stockholders that occurs more than 12 months after the date on which the Company became a publicly-held corporation.

We are accordingly requesting our stockholders to approve the material terms of the performance measures for the 2013 Incentive Plan in accordance with Section 162(m).

The following is a description of the material terms of the performance measures and certain other material terms of the 2013 Incentive Plan. This description is qualified in its entirety by reference to the 2013 Incentive Plan, a copy of which has been included as Appendix A to this proxy statement.

Material Terms of the Performance Measures

Participants. Officers, employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries and persons expected to become any of the foregoing are eligible to participate in the 2013 Incentive Plan, in the sole discretion of the Compensation Committee. As of March 18, 2014, approximately 97 employees and two non-employee directors were eligible to participate in the 2013 Incentive Plan.

Award Limits. The maximum number of shares of our Class A Common Stock with respect to which options and SARs (as such term is defined below), or a combination thereof, may be granted during any fiscal year of the Company to any person is 400,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The maximum number of shares of our Class A Common Stock with respect to which Stock Awards (as such term is defined below) subject to performance measures or performance awards denominated in shares of our Class A Common Stock that may be earned by any person for each 12-month period during a performance period is 400,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The maximum amount that may be earned by any person for each 12-month period during a performance period with respect to performance awards denominated in cash is $3 million.

Performance Measures. To the extent an award is intended to qualify as performance-based compensation under Section 162(m), the performance measures to be used under the 2013 Incentive Plan will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of our Class A Common Stock of a specified fair market value for a specified period of time; earnings per share; return on assets; return on equity; return on investments; return on invested capital; total stockholder return; earnings or net income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; revenues; market share; cash flow or cost reduction goals; interest expense after taxes; economic value created; gross margin; operating margin; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency and goals relating to acquisitions or divestitures, or any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

Summary Description of the 2013 Incentive Plan

Under the 2013 Incentive Plan, the Company may grant: nonqualified stock options; incentive stock options; stock appreciation rights (“SARs”); restricted stock, restricted stock units and unrestricted stock (“Stock Awards”); and performance awards (collectively, the “Awards”). The purposes of the 2013 Incentive Plan are to align the interests of our stockholders and those eligible for Awards, to attract and retain officers, directors, employees and other service providers, and to encourage them to act in our long-term best interests.

Administration. The 2013 Incentive Plan contemplates that the 2013 Incentive Plan will be administered by the Compensation Committee or a subcommittee thereof. The 2013 Incentive Plan further contemplates that, subject to Section 162(m) and Section 16 of the Exchange Act, the Compensation Committee may delegate its authority with regard to the 2013 Incentive Plan to the Board or the President and Chief Executive Officer or such other executive officer of the Company as the Compensation Committee deems appropriate.

Available Shares. The 2013 Incentive Plan initially reserved 1,834,300 shares of our Class A Common Stock for the issuance of Awards. In the event that any outstanding Award expires or terminates without the issuance of shares or is otherwise settled for cash, the shares allocable to such Award, to the extent of such expiration, termination or settlement for cash, will again be available for issuance. On March 18, 2014, the closing sales price per share of our Class A Common Stock as reported on the NYSE was $15.48.

Effective Date, Termination and Amendment. The 2013 Incentive Plan became effective on July 22, 2013 and will terminate on the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend the 2013 Incentive Plan at any time, subject to stockholder approval if required by applicable law, rule or regulation, including Section 162(m), or any rule of the NYSE. No amendment may materially impair the rights of a holder of an outstanding Award without the consent of such holder.

Change in Control. Unless otherwise provided in an Award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, provide that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding Awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding Awards will be deemed satisfied at the target or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of our Class A Common Stock subject to outstanding Awards as determined by the Board, and/or require outstanding Awards to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2013 Incentive Plan, a change in control is generally defined as (i) the acquisition of more than 50% of the total fair market value or total voting power of the stock of the Company, (ii) a change in 30% or more of the total voting power of the stock of the Company during a 12-month period, (iii) a change in the majority composition of our Board during a 12-month period or (iv) a change in the ownership of 40% or more of the total gross fair market value of all of the assets of the Company.

No Repricing. Except in the case of a change in control or an equitable adjustment to reflect changes in our capitalization, such as a stock split, our Compensation Committee will not, without the approval of our stockholders, reduce the purchase price or base price of any option or SAR, cancel any option or SAR in exchange for another award with a lower purchase price or base price or cancel any option or SAR in exchange for cash or another award if the option or SAR is underwater.

Clawback of Awards. Awards granted under the 2013 Incentive Plan and any cash payment or shares of our Class A Common Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act or as otherwise required by law.

Tax Matters

In general, a participant will not recognize taxable income at the time a stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the fair market value of the shares of Class A Common Stock purchased over their exercise price. In the case of “incentive stock options” within the meaning of Section 422 of the Code, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements, then when the shares are sold, the entire gain over the exercise price will be taxable at capital gains rates. A participant has no taxable income at the time SARs are granted, but will recognize compensation taxable as ordinary income upon exercise in an amount equal to the fair market value of any shares of Class A Common Stock delivered and the amount of any cash paid by the Company. A participant who is granted shares of restricted stock, including shares subject to performance conditions, generally will not recognize taxable income at the time the restricted stock is granted, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of Class A Common Stock at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted stock is granted in an amount equal to the fair market value of the shares on that date. A participant who receives shares of Class A Common Stock that are not subject to any restrictions under the 2013 Incentive Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date. The taxation of other stock-based Awards will depend on how such Awards are structured. Generally, a participant who is granted an award of restricted stock units, including restricted stock units subject to performance conditions, or some other performance award will not recognize taxable income at the time such Award is granted. When the restrictions applicable to the Award lapse, and the shares of Class A Common Stock subject to the restricted stock units or other Award are transferred (or any amount of cash is paid) to the participant, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of Class A Common Stock on the date of transfer and the amount of any cash paid by the Company.

Subject to the Section 162(m) deduction limitation discussed above, the Company may deduct, as a compensation expense, the amount of ordinary income recognized by a participant in connection with the 2013 Incentive Plan at the time such ordinary income is recognized by that participant.

New 2013 Incentive Plan Benefits

The number of performance-based awards granted under the 2013 Incentive Plan in any year is subject to the Compensation Committee’s discretion and is, therefore, not determinable.

The Board of Directors recommends a vote FOR approval of the performance measures included in the UCP, Inc. 2013 Long-Term Incentive Plan.

PROPOSAL 4—APPROVAL OF THE UCP, INC. 2014 SHORT-TERM INCENTIVE PLAN

We are asking our stockholders to approve the UCP, Inc. 2014 Short-Term Incentive Plan (the “2014 Incentive Plan”) under which officers and other employees of the Company and its subsidiaries would be eligible to receive incentive awards based on the achievement of objective performance goals for performance periods commencing on or after January 1, 2014. The 2014 Incentive Plan was approved by our Compensation Committee and its Subcommittee on February 26, 2014, subject to stockholder approval.

The 2014 Incentive Plan will allow the Compensation Committee to utilize specified financial or individual measures (as more fully discussed below) when determining awards under the 2014 Incentive Plan. Should the 2014 Incentive Plan receive stockholder approval, it is intended that the 2014 Incentive Plan will qualify for exemption under Section 162(m), which would generally allow awards granted under the plan to be tax deductible by us, assuming other applicable conditions are satisfied.

Summary Description of the 2014 Incentive Plan

The purpose of the 2014 Incentive Plan is to retain and motivate officers and other employees of the Company and its subsidiaries who are designated by the Compensation Committee to participate in the 2014 Incentive Plan for specified performance periods commencing on or after January 1, 2014 (each, a “Performance Period”) by providing such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that Performance Period. The 2014 Incentive Plan will be administered by the Compensation Committee.

The following description is qualified in its entirety by reference to the 2014 Incentive Plan, a copy of which has been included as Appendix B to this proxy statement.

All officers and other employees of the Company and its subsidiaries may be designated for participation in the 2014 Incentive Plan. The Compensation Committee will designate the eligible employees who will participate in the 2014 Incentive Plan for a specified Performance Period, and will do so not later than 90 days after the beginning of the Performance Period or, if earlier, the date on which 25% of the Performance Period has elapsed (the “Applicable Period”). As of March 18, 2014, approximately 97 employees are eligible to be selected for participation in the 2014 Incentive Plan. It is anticipated, however, that only our officers (currently, six individuals) will be eligible to receive awards under the 2014 Incentive Plan.

Under the 2014 Incentive Plan, payment of awards to participating employees is subject to the attainment of specific performance goals and other terms and conditions established by the Compensation Committee during the Applicable Period for each Performance Period. A participant may receive an award under the 2014 Incentive Plan based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, operating unit or individual measures. With respect to bonuses payable to persons who are, or are expected to be, 162(m) Covered Employees and to the extent necessary for an award to be qualified performance-based compensation under Section 162(m), the applicable performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of our Class A Common Stock of a specified fair market value for a specified period of time; earnings per share; return on assets; return on equity; return on investments; return on invested capital; total stockholder return; earnings or net income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; revenues; market share; cash flow or cost reduction goals; interest expense after taxes; economic value created; gross margin; operating margin; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency and goals relating to acquisitions or divestitures, or any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) to include or exclude objectively determinable components of any performance measure, including, without limitation: (i) special charges such as restructuring or impairment charges; (ii) debt refinancing costs; (iii) extraordinary or noncash items; (iv) unusual, nonrecurring or one-time events affecting the Company or its financial statements; or (v) changes in law or accounting principles. With respect to participants who are not 162(m) Covered Employees and who are not expected to be 162(m) Covered Employees at any time during the applicable Performance Period, the performance goals may include any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed above.

A participant generally will be eligible to receive a cash award only if the relevant performance goals are attained during the Performance Period; provided, however, that 162(m) Covered Employees will be eligible to receive a cash award only to the extent the Compensation Committee has previously certified in writing that such goals have been attained for the Performance Period. Performance goal targets are expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of the participant’s annual base salary. In all cases, the Compensation Committee has the sole and absolute discretion to reduce the amount of any payment under the 2014 Incentive Plan that would otherwise be made to any participant or to decide that no payment will be made. No participant will receive a payment under the 2014 Incentive Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount will be proportionally adjusted with respect to Performance Periods that are less than or more than one year in duration.

Determination of the performance compensation awarded to each participant is to be made at a time determined by the Compensation Committee after the last day of each Performance Period following a certification by the Compensation Committee that the applicable performance goals were satisfied. During the Applicable Period, the Compensation Committee will establish terms regarding the timing of payment of awards. The Compensation Committee may delegate its responsibilities under the 2014 Incentive Plan to our President and Chief Executive Officer or such other executive officer of the Company as it deems appropriate, except that the Compensation Committee may not delegate its responsibilities with respect to bonuses payable to 162(m) Covered Employees.

No compensation will be paid under the 2014 Incentive Plan to 162(m) Covered Employees if the 2014 Incentive Plan is not approved by stockholders. If approved, the 2014 Incentive Plan will be effective for performance periods commencing on or after January 1, 2014. The Compensation Committee may terminate the 2014 Incentive Plan at any time.

New 2014 Incentive Plan Benefits

Subject to stockholder approval, the number of award opportunities granted under the 2014 Incentive Plan for the performance period commencing on January 1, 2014 is subject to the Compensation Committee’s discretion and is, therefore, not determinable.

The Board of Directors recommends a vote FOR approval of the UCP, Inc. 2014 Short-Term Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 regarding the number of shares of our Class A Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	430,333	$—	1,403,967
Equity compensation plans not approved by security holders	—	—	—
Total	430,333	$—	1,403,967

REPORT OF THE AUDIT COMMITTEE

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. Our independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2013. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed under applicable accounting standards. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm its independence. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as discussed above.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Peter H. Lori, Chairperson

Michael C. Cortney

Maxim C. W. Webb

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2013 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at UCP, Inc., 99 Almaden Boulevard, Suite 400, San Jose, California 95113 no later than December 3, 2014, unless the date of our 2015 Annual Meeting is more than 30 days before or after May 13, 2015, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2015 Annual Meeting. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules of the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2015 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely written notice of any stockholder proposal must be received by us at the principal executive offices of the Company in accordance with our Amended and Restated Bylaws no earlier than December 3, 2014 nor later than January 2, 2015, unless the date of our 2015 Annual Meeting is more than 30 days before or after May 13, 2015, in which case such written notice by the stockholder to be timely must be received not earlier than the date which is 120 days prior to the date of the 2015 Annual Meeting and not later than the later of the date which is 90 days prior to the date of the 2015 Annual Meeting and the close of business on the tenth day following the date on which the first public disclosure of the date of the 2015 Annual Meeting was made. Such notice must contain the information required by our Amended and Restated Bylaws.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares.

By Order of the Board of Directors,

W. Allen Bennett
Vice President and General Counsel

April 2, 2014

Appendix A

UCP, INC.

2013 LONG-TERM INCENTIVE PLAN

(As Amended and Restated, Effective May 13, 2014)

I. INTRODUCTION

1.1 Purposes. The purposes of the UCP, Inc. 2013 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board or a subcommittee thereof, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean UCP, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent permitted in the applicable award Agreement, cash or a combination of shares of Common Stock and cash, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; earnings per share; return on assets; return on equity; return on investments; return on invested capital; total stockholder return; earnings or net income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; revenues; market share; cash flow or cost reduction goals; interest expense after taxes; economic value created; gross margin; operating margin; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis. In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent permitted in the applicable award Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent permitted in the applicable award Agreement, cash or a combination of shares of Common Stock and cash, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, unless such action would cause a grant to a covered employee to fail to qualify under Section 162(m) of the Code and regulations thereunder as qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 1,834,300 shares of Common Stock shall initially be available for all awards under this Plan. Subject to adjustment as provided in Section 5.7, no more than 1,834,300 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or an SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding option or SAR or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Stock Awards or Performance Awards shall again be available for issuance under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6 Per Person Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 400,000, subject to adjustment as provided in Section 5.7, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock that may be earned by any person for each 12-month period during a Performance Period shall be 400,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned by any person for each 12-month period during a Performance Period with respect to Performance Awards denominated in cash shall be $3,000,000. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $200,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten (10) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten (10) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

3.2 Terms of Unrestricted Stock Awards. The number of shares of Common Stock subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

3.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.4 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if so approved, the Plan shall become effective as of July 22, 2013. This Plan shall terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

5.2 Amendments. The Board or the Committee may amend this Plan or any Agreement, as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded; provided further, that no amendment to the Plan or any Agreement may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto), the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8 Change in Control.

(a) Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i) provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii) require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Committee in accordance with Section 5.7; and/or

(iii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the aggregate number of shares of Common Stock then subject to the portion of such award surrendered, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) For purposes of the Plan, “Change in Control” shall mean, except as otherwise provided below, the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company. In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, the following provisions shall apply:

(i) A “change in the ownership” of the Company shall occur on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(v). If a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company, or to have effective control of the Company within the meaning of clause (ii) of this Section 5.8(b), and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the ownership” of the Company.

(ii) A “change in the effective control” of the Company shall occur on either of the following dates:

(A) The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vi). If a person or group is considered to possess 30% or more of the total voting power of the stock of the Company, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the effective control” of the Company; or

(B) The date on which a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vi).

(iii) A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vii). A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the shareholders of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vii)(B).

Notwithstanding the occurrence of any of the foregoing events, an initial public offering or any bona fide primary or secondary public offering following the occurrence of an initial public offering shall not constitute a Change in Control.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.11 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.12 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.13 Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.14 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Appendix B

UCP, INC.

2014 SHORT-TERM INCENTIVE PLAN

I. Purposes

The purpose of the UCP, Inc. 2014 Short-Term Incentive Plan (the “Plan”) is to retain and motivate the officers and other employees of the Company and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that amounts payable under this Plan to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II. Definitions

(a) “Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which 25% of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

(b) “Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed as a fixed cash amount or pursuant to a formula that is consistent with the provisions of the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation Committee of the Board, which is intended to be comprised of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code.

(f) “Company” shall mean UCP, Inc., a Delaware corporation, and any successor thereto.

(g) “Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

(h) “Performance Period” shall mean any period for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

(i) “Plan” shall mean the UCP, Inc. 2014 Short-Term Incentive Plan, as set forth herein, or as it may be amended from time to time.

III. Administration

3.1 General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2 Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a) to designate within the Applicable Period the Participants for a Performance Period;

(b) to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c) to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d) subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e) to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3 Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person and (c) certify the achievement of such performance goals.

IV. Performance Goals

The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an Award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the performance goals shall be based on one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of common stock of the Company of a specified fair market value for a specified period of time; earnings per share; return on assets; return on equity; return on investments; return on invested capital; total stockholder return; earnings or net income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; revenues; market share; cash flow or cost reduction goals; interest expense after taxes; economic value created; gross margin; operating margin; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be established or adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding Award in recognition of any Adjustment Events. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

V. Terms of Awards

5.1 Performance Goals and Targets. At the time one or more performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of such specified performance goals. The amount payable to a Participant upon achievement of the applicable performance goals shall be expressed in terms of an objective formula or standard, including a fixed cash amount, the allocation of a bonus pool or a percentage of the Participant’s annual base salary. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2 Payments. At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3 Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $3 million, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

VI. General

6.1 Effective Date. The Plan shall be submitted to the stockholders of the Company for approval at the 2014 annual meeting of stockholders and, if approved, shall become effective for Performance Periods beginning on and after January 1, 2014. In the event that the Plan is not approved by the stockholders of the Company, the Plan shall be null and void with respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code.

6.2 Amendments and Termination. The Committee may amend, suspend or terminate the Plan at any time (including but not limited to any time following the close of the Performance Period and prior to the date payment is made) in its sole and absolute discretion. The Committee may amend the Plan without stockholder approval, unless such approval is necessary to comply with applicable laws, including provisions of the Code. Termination of the Plan shall not affect any Awards previously paid under the Plan.

6.3 Non-Transferability of Awards. No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void.

6.4 Tax Withholding. The Company shall have the right to withhold from the payment of any Award or require, prior to the payment of any Award, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award.

6.5 No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any Award shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6 Governing Law. The Plan and each Award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.7 Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.8 Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.9 Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

6.10 Awards Subject to Clawback. The Awards and any cash payment delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

6.11 Right of Setoff. The Company or any subsidiary of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award, the Participant agrees to any deduction or setoff under this Section 6.11.

UCP, INC.

99 ALMADEN BLVD

SUITE 400

SAN JOSE, CA 95113

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71088-P47548

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

UCP, INC.

For Withhold For All

All All Except

The Board of Directors recommends you vote FOR the following:

1. The election of two Class I directors for a term expiring at the 2017 Annual Meeting of Stockholders.

Nominees:

01) John R. Hart

02) Kathleen R. Wade

To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain

2. The ratification of the selection of Deloitte and Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014.

3. The approval of the performance measures included in the UCP, Inc. 2013 Long-Term Incentive Plan.

4. The approval of the UCP, Inc. 2014 Short-Term Incentive Plan.

NOTE: Any other matters that may properly come before the meeting will be voted upon by the persons named on this proxy card in accordance with their best judgment on such matters. Uninstructed shares will be voted as recommended by the Board of Directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

M71089-P47548

UCP, INC.

Annual Meeting of Stockholders May 13, 2014

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Dustin L. Bogue and William J. La Herran, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UCP, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, local time, on May 13, 2014, at the Fairmont San Jose Hotel, 170 South Market Street, San Jose, California 95113, and any adjournment or postponement thereof.

The undersigned revokes any proxy or proxies previously given for such shares of Common Stock of UCP, INC. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed proxy card take in accordance with the proxy granted hereunder.

The shares of Common Stock of UCP, INC. represented by this proxy card will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals 1 - 4. If any other matter is properly brought before the meeting and any adjournments thereof, the persons named on this proxy card will vote in accordance with their best judgment on such matter.

Continued and to be signed on reverse side